Exhibit 99

                               Press Release

                                  Dated

                               June 14, 2000




















                                PRESS RELEASE



Today's date: June 14, 2000                     Contact: Bill W. Taylor
Release date: Immediately                       Exec. Vice President, C.F.O.
                                                903-586-9861



               JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION
                              OF CASH DIVIDEND
                           (NASDAQ SYMBOL - JXVL)

     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on June 13, 2000, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on July 14, 2000, to stockholders of record at close of business on June 30, 2000.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB that conducts business through seven branches throughout East Texas, in addition to its home office operations in Jacksonville, Texas.

     As of March 30, 2000, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $291.3 million, liabilities and deferred income of $258.3 million and stockholder's equity of $33.0 million.